Exhibit 23.1

To the Shareholders
Coca-Cola Embonor S.A. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Coca-Cola Embonor S.A. and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Coca-Cola Embonor S.A. and Subsidiaries as of December 31, 2001 and for each of the two years then ended were audited by Langton Clarke Limitada, a member firm of Andersen Worldwide, who issued an unqualified opinion in their report dated March 2, 2002, except with respect to note 39, for which the report was dated June 4, 2002. Andersen Worldwide has ceased operating as a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coca-Cola Embonor S.A. and Subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in Chile and the regulations established by the Chilean Superintendency of Securities and Insurance.

Accounting principles generally accepted in Chile vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected shareholders' equity as of December 31, 2002 and the consolidated results of operations for the year ended December 31, 2002, to the extent summarized in note 39 of the Notes to the consolidated financial statements.

                                       ERNST & YOUNG LIMITADA

                                       /s/ ERNST & YOUNG LIMITADA

Santiago, Chile
February 28, 2003
(except with respect to Note 39, for
which the date is May 4, 2003)